EXECUTION

AMENDMENT NO. 1

to

TRUST AGREEMENT

by and among

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor,

AURORA LOAN SERVICES LLC, as Master Servicer,

WELLS FARGO BANK, N.A., as Securities Administrator,

CLAYTON FIXED INCOME SERVICES INC., as Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

STRUCTURED ASSET INVESTMENT LOAN TRUST

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-BNC1

Dated and effective as of May 9, 2006

This Amendment No. 1 to Trust Agreement, dated and effective as of May 9, 2006, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, Clayton Fixed Income Services Inc. (formerly known as the Murrayhill Company), as Credit Risk Manager, and U.S. Bank National Association, as Trustee, recites and provides as follows:

RECITALS

WHEREAS, in connection with the issuance of the Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2006-BNC1 (the “Certificates”), Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, Wells Fargo Bank, N.A., as Securities Administrator, Clayton Fixed Income Services Inc. (formerly known as the Murrayhill Company), as Credit Risk Manager, and U.S. Bank National Association, as Trustee, have entered into a Trust Agreement, dated as of February 1, 2006 (the “Trust Agreement”), for the purpose of creating a trust fund (the “Trust Fund”), the assets of which consist primarily of two pools of Mortgage Loans;

WHEREAS, the Depositor, the Master Servicer, the Securities Administrator, the Credit Risk Manager and the Trustee desire to amend the Trust Agreement as set forth herein;

WHEREAS, Section 11.03 of the Trust Agreement provides that the Trust Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any Holders to cause the provisions of the Trust Agreement to be consistent with or in furtherance of the statements made with respect to the Trust Fund in the related Offering Document, provided such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, does not adversely affect the status of any REMIC created pursuant to the Trust Agreement or cause a tax to be imposed on any REMIC; and

WHEREAS, the Trustee has received the Opinion of Counsel required pursuant to Section 11.03 in the form annexed as Exhibit A hereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is mutually covenanted and agreed as follows:

ARTICLE I.
AMENDMENTS TO THE TRUST AGREEMENT

Section 1.01

Amendments to Section 6.20.

The second sentence of Section 6.20(d)(i) is hereby deleted in its entirety and replaced with the following:

“The Securities Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement and a copy of each report made available by the Credit Risk Manager pursuant to Section 9.34 (provided each such report is made available to the Securities Administrator in a format compatible with EDGAR filing requirements) attached thereto.”

ARTICLE II.
MISCELLANEOUS PROVISIONS

Section 2.01

Capitalized Terms.

For all purposes of this Amendment No. 1, except as otherwise stated herein, terms used in capitalized form in this Amendment No. 1 and defined in the Trust Agreement have the meanings specified in the Trust Agreement.

Section 2.02

Continuing Effect.

Except as expressly amended by this Amendment No. 1, the Trust Agreement shall remain in full force and effect in accordance with its terms.

Section 2.03

References to Trust Agreement.

From and after the execution and delivery of this Amendment No. 1, all references to the Trust Agreement in the Trust Agreement, any Certificate or any other document executed or delivered in connection therewith shall be deemed a reference to the Trust Agreement as amended hereby, unless the context expressly requires otherwise.

Section 2.04

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment No. 1 shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment No. 1 and shall in no way affect the validity or enforceability of the other provisions of this Amendment No. 1 or of the Certificates or the rights of the Holders thereof.

Section 2.05

Counterparts.

This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 2.06

Binding Nature of Amendment No. 1.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.07

Headings Not To Affect Interpretation.

The headings contained in this Amendment No. 1 are for convenience of reference only, and shall not be used in the interpretation hereof.

Section 2.08

Effectiveness.

This Amendment No. 1 shall become effective as of the date first written above.

Section 2.09

Governing Law.

THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES

CORPORATION, as Depositor

By:/s/ Ellen Kiernan

Name:  Ellen Kiernan

Title:     Senior Vice President

AURORA LOAN SERVICES LLC,

as Master Servicer

By:/s/ Jerald Dreyer

Name:  Jerald Dreyer

Title:    Vice President

WELLS FARGO BANK, N.A.,

as Securities Administrator

By: /s/ Barry Akers

Name:  Barry Akers

Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By: /s/ Karen R. Beard

Name:  Karen R. Beard

Title:    Vice President

 Exhibit A

FORM OF OPINION OF COUNSEL
DELIVERED PURSUANT TO SECTION 11.03

OF THE TRUST AGREEMENT

May 9, 2006
U.S. Bank National Association One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Structured Finance—SAIL 2006-BNC1

Re: Amendment No. 1 to Trust Agreement

Ladies and Gentlemen:

You have requested our opinion in connection with the execution of Amendment No. 1, dated as of May 9, 2006 (“Amendment No. 1”), to the Trust Agreement (the “Original Agreement”) dated as of February 1, 2006, among Structured Asset Securities Corporation, in its capacity as Depositor, Wells Fargo Bank, N.A., as Securities Administrator, Clayton Fixed Income Services Inc. (formerly known as the Murrayhill Company), as Credit Risk Manager, and U.S. Bank National Association, as Trustee.

Section 11.03(a) of the Original Agreement provides that the Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, “to cause the provisions [of the Trust Agreement] to conform to or be consistent with or in furtherance of the statements made with respect to the . . . [Trust Fund] . . . in any Offering Document” and provided that such amendment does not result in an Adverse REMIC Event under the Original Agreement.  Section 11.03(a) provides further that, prior to entering into any such amendment, the Trustee shall be provided with an Opinion of Counsel to the effect that such amendment is permitted under such Section.

As special counsel for the Depositor, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  With your express consent and approval, we have made all assumptions in connection with this opinion without further investigation or inquiry, unless and to the extent otherwise specified.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of officers and other representatives of the Depositor and others.  We have assumed that there is not and will not be at any time any agreement among the parties to Amendment No. 1 that modifies or otherwise supplements the agreements of those parties as expressed in the Original Agreement and Amendment No. 1.

Capitalized terms used and not defined herein have the meanings assigned to them in the Original Agreement.

_____________________________________

The advice below was not written to be used, is not intended to be used and cannot be used by any taxpayer for purposes of avoiding United States federal income tax penalties that may be imposed.  The advice is written to support the promotion or marketing of the transaction addressed in this opinion.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

We are providing the foregoing disclaimer to satisfy obligations we have under Circular 230, governing standards of practice before the Internal Revenue Service.

_______________________________________

Based upon the foregoing, we are of the opinion that:

(i)

The execution of Amendment No. 1 by the Trustee is permitted under Section 11.03(a) of the Original Agreement; and

(ii)

For federal income tax purposes, the amendment of the Original Agreement by Amendment No. 1 will not result in an Adverse REMIC Event under the Original Agreement.

The foregoing opinions deal only with the specific legal issues that each opinion explicitly addresses.  Accordingly, the express opinions set forth above concerning a particular legal issue do not address any other matters.

The foregoing opinions and other statements are subject to the following qualifications, exceptions, assumptions and limitations:

A.

Members of our firm are admitted to the bar of the State of New York and the foregoing opinions are limited to matters arising under the federal laws of the United States of America and the laws of the State of New York.  We express no opinion as to the laws, rules or regulations of any other jurisdiction, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.  The opinions set forth in this letter express our professional judgment as to how the highest court of the applicable jurisdiction would appropriately resolve the issues in question.

B.

With respect to the Original Agreement, Amendment No. 1 and any other instrument or agreement (each, an “Agreement”) executed or to be executed by any party (each, a “Party”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such Party (if not a natural person) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power and authority to execute, deliver and perform its obligations under each Agreement to which it is a party and (ii) each Agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such Party.

C.

In rendering the opinion set forth in subparagraph (ii) above, we have relied on the Internal Revenue Code of 1986, as amended, U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form, and various judicial and administrative precedents, any or all of which are subject to change, which change may be retroactively effective.  We undertake no obligation to update this opinion in the event of any such changes.

This letter is solely for your benefit in connection with the transaction described in the first paragraph above and may not be relied upon by any other person, nor may this letter be relied upon by you for any other purpose, without our prior written consent.  We confirm, however, that we are placing no limitation on disclosure of the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

/s/ McKee Nelson LLP